UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): DECEMBER 4, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Global Memorandum of Understanding
     On December 4, 2007, Atari, Inc. (“Atari” or the “Company”) entered into a Global Memorandum of Understanding Regarding Restructuring of Atari, Inc. (“Global MOU”) with Infogrames Entertainment S.A. (“IESA”), pursuant to which the parties agreed, in furtherance of the Company’s restructuring plan, to the supersession or termination of certain existing agreements and the entry into certain new agreements between the Company and IESA and/or its affiliates. A copy of the Global MOU is filed herewith as Exhibit 10.1 and this description of the Global MOU is qualified in its entirety by reference to the Global MOU as so filed. Descriptions of each of the material terminations and new agreements contemplated under the Global MOU, all of which were effected on December 4, 2007, follow below.
     The Global MOU also contemplates the execution of a Waiver, Consent and Third Amendment to the Credit Agreement, as amended, among the Company, the lenders party thereto and BlueBay High Yield Investments (Luxembourg) S.A.R.L., which is described below in this Item 1.01, and the settlement of existing disputes with FUNimation Productions, Ltd. (“FUNimation”), which is further discussed in Item 8.01 below.
     Furthermore, the Company and IESA agreed that during the third fiscal quarter of 2008, IESA and the Company shall discuss an extension of the termination date of the Trademark License Agreement, dated September 4, 2003, as amended, between Interactive and the Company.
     Short Form Distribution Agreement
     IESA (together with two of its affiliates) and the Company entered into a Short Form Distribution Agreement that supersedes, with respect to games to be distributed on or after the effective date of the Short Form Distribution Agreement, the two prior Distribution Agreements between IESA and the Company dated December 16, 1999 and October 2, 2000. A copy of the Distribution Agreement dated December 16, 1999 has been filed as Exhibit 7 to the Schedule 13D filed by IESA and California U.S. Holdings, Inc. on January 10, 2000 (an addendum to which was filed as Exhibit 10.26a to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and an amendment to which was filed as Exhibit 10.24a to the Company’s Transitional Report on Form 10-K for the transition period March 31, 2000 to June 30, 2000). A copy of the Distribution Agreement dated October 2, 2000 has been filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005. A copy of the Short Form Distribution Agreement is filed herewith as Exhibit 10.2 and this description of the Short Form Distribution Agreement is qualified in its entirety by reference to that agreement as so filed. The Short Form Distribution Agreement is a binding agreement between the parties that sets forth the principal terms of a Long Form Distribution Agreement to be negotiated and entered into by the parties on or before January 18, 2008.
     Pursuant to the Short Form Distribution Agreement, IESA granted the Company the exclusive right for the term of the Short Form Distribution Agreement to contract with IESA for distribution rights in the contemplated territory to all interactive entertainment software games developed by or on behalf of IESA that are released in packaged media format. For any game, IESA may also grant the Company distribution rights to the game’s digital download format in the contemplated territory, which will automatically revert to IESA if the annual gross revenues received by the Company with respect to such game is less than the agreed upon target. With respect to massively multiplayer online games, casual games and games played through an Internet browser, IESA granted the Company the exclusive right to distribute and sell such games in both the packaged media format and digital download format, if IESA makes such games available in the packaged media format.
     The Company’s exclusive distribution territory is the region covered by United States, Canada and Mexico. However, if net receipts for games distributed in Mexico are less than the agreed upon target during a given year, the distribution rights in Mexico shall automatically revert to IESA at the end of the relevant year of the term of exclusivity.
     The distribution of each game would be subject to a sales plan and specific commitments (i) by the Company, regarding the amount of the initial order, minimum number of units to be manufactured, minimum amount required to be invested by the Company for marketing and promotion of such game, and the royalties to be paid, which shall equal (x) a flat per-unit fee per manufactured unit or (y) a percentage of net receipts less a distribution fee paid to the Company equal to 30% of net receipts; and (ii) by IESA, regarding the anticipated delivery date and expected quality and rating of the game. In the event the Company and IESA do not initially agree to the terms of such commitments for a particular game, IESA may negotiate with third parties regarding the distribution of such game, but IESA cannot accept a third party offer for distribution rights without first giving the Company ten days to match the offer.
     The term of exclusivity rights under the Short Form Distribution Agreement is three years, unless earlier terminated in accordance with the agreement. The term may automatically be shortened to two years if the net receipts from the games distributed thereunder after the first year is less than 80% of a target to be mutually determined on or before December 19, 2007. Thereafter, the term shall automatically extend for consecutive one year periods unless written notice of non-extension is delivered within one year of the expiration date.
     IESA retains the rights to distribute games in the digital download format for which IESA and the Company have not agreed to distribution commitments. IESA agreed to pay the Company a royalty equal to 8% of the online net revenues that IESA receives via the online platform attributable to such games in exchange for the grant of a trademark license for Atari.com. Furthermore, beginning on February 1, 2008, IESA shall have the sole and exclusive right to operate the Atari.com Internet site, the transfer terms and management and operating responsibilities for which will be subject to a separate agreement to be entered into on or before December 19, 2007. IESA agreed to place a link from the Atari.com Internet site to the Company’s Internet site where the Company distributes games in the digital download format for which IESA and the Company agreed to distribution commitments.
     The Short Form Distribution Agreement may be terminated for a material breach that is not cured within thirty days following notice thereof. Furthermore, IESA may terminate the agreement in the event the Company is subject to bankruptcy, an assignment for the benefit of its creditors, or an appointment of a receivership for its assets. Each party may terminate the distribution commitment for any particular game in the event the other party materially breaches such commitment and such breach continues for thirty days following notice.

     Termination and Transfer of Assets Agreement
     IESA (together with its affiliate) and the Company entered into a Termination and Transfer of Assets Agreement (the “Termination and Transfer Agreement”), pursuant to which the parties terminated the Production Services Agreement, between IESA and the Company, dated as of March 31, 2006, IESA agreed to hire a significant part of the Atari Production Department team and certain related assets were transferred to IESA. A copy of the Production Services Agreement has been filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006. A copy of the Termination and Transfer Agreement is filed herewith as Exhibit 10.4 and this description of the Termination and Transfer Agreement is qualified in its entirety by reference to the agreement as so filed.
     Pursuant to the Termination and Transfer Agreement, the Company agreed to transfer to IESA substantially all of the computer, telecommunications and other office equipment currently being used by the transferred Atari Production team personnel to perform production services. In consideration of the transfer, IESA agreed to pay the Company approximately $60,800, representing, in aggregate, the agreed upon current net book value for the fixed assets being transferred and the replacement cost for the development assets being transferred.
     Furthermore, IESA agreed to offer employment to certain Atari Production team employees personnel identified to be potential transition personnel. Certain of those employees are permitted to continue providing oversight and supervisory services to the Company until January 31, 2008 at either no cost or at a discounted cost plus a fee.
     QA Services Agreement
     IESA (together with two of its affiliates) and the Company entered into the QA Services Agreement (“QA Agreement”), pursuant to which the Company either directly or indirectly through third party vendors agreed to provide IESA with certain quality assurance services. A copy of the QA Agreement is filed herewith as Exhibit 10.3 and this description of the QA Agreement is qualified in its entirety by reference to the agreement as so filed.
     Pursuant to the QA Agreement, IESA agreed to pay to the Company the cost of the quality assurance services plus a 10% premium. In addition, IESA agreed to pay certain retention bonuses payable to employees providing the services to IESA or its affiliates who work directly on IESA projects or are otherwise general QA support staff.
     The Company or its vendors shall provide the services until March 31, 2008, unless the agreement is earlier terminated. The QA Agreement may be terminated (i) by mutual agreement of IESA and the Company or (ii) by IESA or the Company upon written notice in the event of a material breach by the other party and such breach is not cured within thirty days of notice thereof.
     Intercompany Services Agreement
     IESA (together with two of its affiliates) and the Company entered into an Intercompany Services Agreement that supersedes the Management and Services Agreement and the Services Agreement, each between IESA and the Company and dated March 31, 2006. A copy of the Management and Services Agreement has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and a copy of the Services

Agreement has been filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006. A copy of the Intercompany Services Agreement is filed herewith as Exhibit 10.5 and this description of the Intercompany Services Agreement is qualified in its entirety by reference to the Intercompany Services Agreement as so filed.
     Under the Intercompany Services Agreement, the Company will provide to IESA and its affiliates certain intercompany services, including legal, human resources and payroll, finance, IT and management information systems (MIS), and facilities management services, at the costs set forth therein.
     The term of the Intercompany Services Agreement shall continue through June 30, 2008, with three month renewal periods.
     Either party may terminate the Intercompany Services Agreement for a material breach by the other party that is uncured within thirty days or for the other party’s bankruptcy or liquidation. For all services other than IT and MIS services and facilities management services, IESA may terminate any specific services within fifteen days of the Company’s payroll cycle. IESA may terminate any specific IT and MIS service with thirty days’ prior notice. Termination by either party of the facilities management services (and vacation of allocated office space) requires 60 days’ prior notice, provided that IESA agreed not to vacate the space prior to March 31, 2008.
Waiver, Consent and Third Amendment to Credit Agreement
     The Company is a party to the Credit Agreement, dated as of November 3, 2006 (the “Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, as administrative agent. The Credit Agreement was amended on October 23, 2007 by a Waiver and Amendment to the Credit Agreement (the “First Amendment”) among the Company, the Lenders, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., (“BlueBay”) as successor to Guggenheim Corporate Funding LLC, and further amended on November 6, 2007, when the Company entered into a Waiver and Second Amendment to the Credit Agreement (the “Second Amendment”) among the Company, the Lenders, and BlueBay. A copy of the Credit Agreement has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006. A copy of the First Amendment has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 24, 2007, and a copy of the Second Amendment has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 13, 2007. On December 4, 2007, the Company, the lenders party thereto and BlueBay entered into a Waiver, Consent and Third Amendment to the Credit Agreement (the “Third Amendment”). A copy of the Third Amendment is filed herewith as Exhibit 10.6 and this description of the Third Amendment is qualified in its entirety by reference to the Third Amendment as so filed.
     Under the Third Amendment, BlueBay agreed to waive all non-compliance of certain representations and covenants under the Credit Agreement, as amended, in connection with the Company’s failure to resolve its disputes with FUNimation within a specified time period. Furthermore, BlueBay consented to the Company’s entering into the Global MOU and the agreements and transactions contemplated thereunder, including the Company’s settlement of the FUNimation disputes.

     BlueBay and the Company also agreed to certain amendments to the Credit Agreement, including: (i) an increase in the amount available under credit facility to $14 million; (ii) the addition of a covenant by the Company for the delivery to BlueBay of an internal restructuring plan by January 10, 2008; and (iii) the addition of a new event of default for the failure of the Company to enter into a Long Form Distribution Agreement with IESA to which the Lenders have consented.
Item 8.01 Other Events.
FUNimation Dispute Settlement. As previously disclosed, on October 18, 2007, the Company received a letter from FUNimation Productions, Ltd. (“FUNimation”) purporting to terminate certain license agreements based on alleged breaches of such agreements. On December 4, 2007, the Company settled the outstanding disputes with FUNimation. A copy of the press release announcing the settlement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:
10.1	Global Memorandum of Understanding Regarding Restructuring of Atari, Inc., dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.2	Short Form Distribution Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.3	QA Services Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.4	Termination and Transfer of Assets Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.5	Intercompany Services Agreements, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.

10.6	Waiver, Consent and Third Amendment to Credit Agreement, dated as of December 4, 2007, among Atari, Inc., the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent.

99.1	Press release dated December 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Curt G. Solsvig
Curt G. Solsvig
Chief Restructuring Officer

     Date: December 10, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Global Memorandum of Understanding Regarding Restructuring of Atari, Inc., dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.
10.2	Short Form Distribution Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.
10.3	QA Services Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.
10.4	Termination and Transfer of Assets Agreement, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.
10.5	Intercompany Services Agreements, dated as of December 4, 2007, between Atari, Inc. and Infogrames Entertainment S.A.
10.6	Waiver, Consent and Third Amendment to Credit Agreement, dated as of December 4, 2007, among Atari, Inc., the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent
99.1	Press release dated December 10, 2007